UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 10, 2009, the Company issued a press release announcing its financial results for the quarter ended September 30, 2009. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This information and the information contained in the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information and the information contained in the press release attached as Exhibit 99.1 is not incorporated by reference into any filings of Corcept Therapeutics Incorporated made under the Securities Act of 1933, as amended, whether made before or after the date of the Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 7.01	Regulation FD Disclosure

On November 10, 2009, the Company issued a press release announcing its financial results for the quarter ended September 30, 2009. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This information and the information contained in the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information and the information contained in the press release attached as Exhibit 99.1 is not incorporated by reference into any filings of Corcept Therapeutics Incorporated made under the Securities Act of 1933, as amended, whether made before or after the date of the Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Corcept Therapeutics Incorporated dated November 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: November 12, 2009	By:	/s/ CAROLINE M. LOEWY
Caroline M. Loewy
Chief Financial Officer